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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 13, 2006

                             NEWPARK RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                  1-2960               72-1123385
  (State or other jurisdiction      (Commission          (IRS  Employer
        of incorporation)           File Number)        Identification No.)

           3850 North Causeway, Suite 1770
                 Metairie, Louisiana                        70002
       (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (504) 838-8222


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

     Effective November 6, 2006, the Board of Directors of Newpark Resources, Inc. appointed James W. McFarland to the Board. Dr. McFarland is expected to be named to the Special Litigation Committee of Newpark's Board of Directors.

     Dr. McFarland is the J. F. Jr. and Jessie Lee Seinsheimer Chair in Business and Professor of Finance and Economics in the A. B. Freeman School of Business at Tulane University. He also serves as the Executive Director of the Entergy-Tulane Energy Institute. Previously, Dr. McFarland was the Dean of the Freeman School from July 1, 1988, through June 30, 2005. Prior to joining the faculty at Tulane, he was the Dean of the College of Business Administration at the University of Houston. Dr. McFarland also has served on the faculties of Texas A&M University, the University of Louisiana-Lafayette, the University of Rhode Island, and the University of New Mexico. In addition to his academic appointments, he has worked as a researcher for the University of California Los Alamos National Laboratory and the Presidential Commission on the Nation's Water Resources. Dr. McFarland has served as a director and consultant to public companies and non-profit organizations, including Stewart Enterprises, Inc., Sizeler Property Investors, Inc., Petroleum Helicopters, Inc., and American Indemnity Financial Corporation, Inc. Dr. McFarland received a Ph.D. from Texas A&M University.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                NEWPARK RESOURCES, INC.

Dated: November 13, 2006                        By: /s/ James E. Braun
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                                                    James E. Braun,
                                                    Vice President and Chief
                                                    Financial Officer